Exhibit 99.1
Kontoor Brands Announces Tom Waldron as Chief Operating Officer
Additional leaders appointed to Executive Leadership Team

GREENSBORO, N.C. – March 19, 2024 Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced the appointment of Tom Waldron as Chief Operating Officer effective March 19, 2024.

“We are further advancing our operating model in conjunction with Project Jeanius to simplify our organization and increase speed and efficiency,” said Scott Baxter, President, Chief Executive Officer and Chair of Kontoor Brands. “As the next step, I am pleased to announce that Tom Waldron has been appointed to the position of Chief Operating Officer of Kontoor Brands. This appointment helps to bring together our business and support the next phase of growth and value creation at Kontoor.”

As Chief Operating Officer, Waldron will assume responsibility for both Wrangler and Lee globally. In addition, Waldron will maintain oversight of the company’s global supply chain operations.

“Tom is an exceptionally talented business leader who has led Wrangler’s return to growth and strong profitability, while guiding our business through an uncertain global operating environment,” said Baxter. “I have great confidence that his 30 years of experience and incredible passion for our business will help accelerate growth and successfully drive our brands going forward.”

“It continues to be a privilege to work with Scott and our incredible global workforce to shape the next chapter of Kontoor’s value-creation journey,” said Waldron. “I look forward to expanding my responsibilities within the organization to facilitate improved operating efficiency and position our business for future growth.”

As Kontoor embarks on this multi-year transformation initiative, Jenni Broyles has been appointed to the position of EVP, Global Brands President, Wrangler & Lee. Additionally, Ezio Garciamendez has been appointed to the position of EVP, Chief Supply Chain Officer. As members of the Executive Leadership Team, Broyles and Garciamendez will report to Tom Waldron.

Broyles served as SVP, Wrangler since 2022 where she strengthened the Wrangler business as North American General Manager, while also having leadership accountability for category and channel expansion, design and marketing. Broyles has held various roles of increasing responsibility in Brand Management, Marketing and Merchandising for both Wrangler and Lee since joining the organization in 2005.

Garciamendez, who joined Kontoor Brands in 2022 as SVP, Chief Supply Chain Officer, has been instrumental in enhancing efficiencies and simplifying processes across Kontoor’s supply chain including global sourcing and internal manufacturing. Prior to joining Kontoor, Garciamendez served as Global Operations SVP at Melaleuca as well as leadership positions at Procter & Gamble.

“I'm thrilled to have incredible leaders like Jenni and Ezio take on expanded roles as we partner together to transform the business for the future,” said Waldron. “Together, we will work to drive greater efficiency in the business while continuing to position our brands and our business to win.”

Christopher Waldeck, previously EVP, Co-Chief Operating Officer, Global Brand President – Lee, will be stepping down from his role but will stay on with Kontoor through June in order to ensure a smooth transition to the new operating structure.

“We want to thank Chris for his contributions over the past five years and wish him success in the future,” said Baxter.

About Kontoor Brands
Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures, distributes, and licenses superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.
Contacts
Investors:
Michael Karapetian, (336) 332-4263
Vice President, Corporate Development, Strategy, and Investor Relations
Michael.Karapetian@kontoorbrands.com
or
Media:
Julia Burge, (336) 332-5122
Director, External Communications
Julia.Burge@kontoorbrands.com

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